Exhibit 16.1

March 30, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Re:	PECO II, Inc.
File No. 000-31283

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of PECO II, Inc. dated March 29, 2004 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP